UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2009

ZHAOHENG HYDROPOWER COMPANY
(Exact name of registrant as specified in its charter)

Nevada	000-52786	41-1484782
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

F/19, Unit A, JingFengCheng Building
5015 Shennan Road, Shenzhen PRC 518025
 (Address of principal executive offices and Zip Code)

(011-86) 755-8207-0966
 (Registrant’s telephone number, including area code)

Not applicable.
 (Former name or former address since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

FORWARD-LOOKING STATEMENTS

This report contains "forward-looking statements" within the meaning of the federal securities laws. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. Words such as, but not limited to, “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “will,” “shall,” “plan,” and similar expressions or phrases identify forward-looking statements. Forward-looking statements include statements regarding expected materiality or significance, the quantitative effects of the restatement, and any anticipated conclusions of our Company or our management.  Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results, as well as our expectations regarding materiality or significance, the restatement’s quantitative effects, the effectiveness of our disclosure controls and procedures, and our deficiencies in internal control over financial reporting to differ materially from those in the forward-looking statements.  These factors include the risk that additional information may arise from the final conclusion of the preparation of our restated financial statements or other subsequent events that would require us to make additional adjustments, as well as inherent limitations in internal controls over financial reporting.

We undertake no obligation, and specifically decline any obligation, to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 4.02     Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

As a result of an in-depth review of our financial positions for the fiscal year ended December 31, 2007, our management determined that certain significant misapplications of generally accepted accounting principles had been made in the prior fiscal year. These financial statements for the year ended December 31, 2007 have been restated to account for these changes.

The corrections of such misapplications included in these financials are:

	Effect on December 31, 2007 additional paid in capital	Effect on prior years additional paid in capital	Cumulative effect on additional paid in capital

Understated interest forgiveness to related parties	$1,366,726	$2,598,424	$3,965,150

	Effect on December 31, 2007 construction in progress	Effect on prior years construction in progress	Cumulative effect on construction in progress

Capitalization of interest expense in construction in progress which should have been charged to operations when incurred	$(1,366,726)	$(2,598,424)	$(3,965,150)

Due to the proposed restatement of our financial statements, the statements in the Form 8-K/A that we initially filed with the Securities and Exchange Commission (the “SEC”) on September 2, 2008 should no longer be relied upon.

We have discussed the matters disclosed in this Current Report on Form 8-K/A with Sherb & Company, LLP, our independent registered public accounting firm.

We do not intend to amend our previously filed report on the Form 8-K/A on September 2, 2008, though we will later restate our previously filed financial statements for the fiscal year ended December 31, 2007 when they are included in our Annual Report on Form 10-K for the corresponding year during our fiscal year ended December 31, 2008.

Our Board of Directors has discussed this restatement issue with our management and our management is evaluating our internal controls over financial reporting in light of the matters described above to determine the magnitude of the deficiency in the design and/or effectiveness of our internal controls over financial reporting. Our management intends to report the results of its evaluation on our Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

Expected Effect on Financial Statements

The following table summarizes the effect of these changes on our consolidated balance sheets as of December 31, 2007:

Zhaoheng Investment Limited and Subsidiaries
Combined Balance Sheet

December 31,2007

ASSETS
Current Assets:
Cash		$994,693
Notes receivable		202,349
Accounts receivable, net of allowance for doubtful accounts $320,001, $299,615, $307,090 and $296,422 respectively		1,915,471
Dividend receivable		71,460
Other receivables		145,075
Prepaid expenses and other current assets		85,971
Total current assets		3,415,019

Long-term investment		535,951
Property, plant and equipment,, net of accumulated depreciation of $36,097,423, $31,802,817, $34,380,646 and $31,223,951 respectively		30,634,626
Due from related parties		17,529,836
Other assets		175,886
Construction in progress		28,490,705
Property use rights, net		1,169,905
Goodwill	$
Total assets		81,951,928

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:	$
Accounts payable and accrued expenses		130,299
Other payables		1,739,867
Dividend payable
Taxes payable		157,525
Due to related party
Advances from customers		34,021
Judgments payable
Total current liabilities		2,061,712

Loans payable-long term		60,567,944

Minority interest		—

Shareholders' Equity:
Common Stock
Additional Paid-in capital		15,484,669
Statutory surplus reserve		666,952
Retained earnings		628,704
Accumulated other comprehensive income		2,541,949
Total shareholders' equity		$19,322,272
Total liabilities and shareholders' equity		81,951,928

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZHAOHENG HYDROPOWER COMPANY (Registrant)

Date: April 15, 2009	By:	/s/ Guosheng Xu
Name: Guosheng Xu
Title: Chief Executive Officer